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EXHIBIT 24

ALLIANT TECHSYSTEMS INC.

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each of Daniel J. Murphy, John L. Shroyer and Keith D. Ross, with full power to each to act without the other, his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Annual Report on Form 10-K of Alliant Techsystems Inc. (the "Corporation") for the Corporation's fiscal year ended March 31, 2008, and any or all amendments to such Form 10-K, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and to file the same with such other authorities as necessary, granting unto each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each such attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Dated and effective as of the 6th of May 2008.

/s/ Daniel J. Murphy Daniel J. Murphy Chairman of the Board, President and Chief Executive Officer	/s/ Frances D. Cook Frances D. Cook Director
/s/ Martin C. Faga Martin C. Faga Director	/s/ Ronald R. Fogleman Ronald R. Fogleman Director
/s/ Cynthia L. Lesher Cynthia L. Lesher Director	/s/ Douglas L. Maine Douglas L. Maine Director
/s/ Roman Martinez IV Roman Martinez IV Director	/s/ Mark H. Ronald Mark H. Ronald Director
/s/ Michael T. Smith Michael T. Smith Director	/s/ William G. Van Dyke William G. Van Dyke Director

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  EXHIBIT 24
ALLIANT TECHSYSTEMS INC. POWER OF ATTORNEY